EXHIBIT 10.12

BILL OF SALE

THAT D. Glen Kennedy ("Assignor"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00), and other good and valuable consideration to Assignor in hand paid by Xtreme Oil & Gas, Inc, a Washington corporation ("Assignee"), the receipt and sufficiency of which are hereby acknowledged and confessed, has GRANTED, BARGAINED, SOLD, CONVEYED and DELIVERED, and by these presents does GRANT, BARGAIN, SELL, CONVEY and DELIVER unto the said Assignee all of Assignor's right, title and interest in and to one hundred percent (100%) of the membership interests in I.R.A. Oil and Gas, LLC (“I.R.A.”), a Texas limited liability company, free and clear of all liens, claims and encumbrances, including all rights of ownership, voting control, distributions and management and manager’s rights and obligations and the assets owned by I.R.A  Assignor makes no warrantee of workmanship, quality or fitness for a particular purpose regarding any assets owned by I.R.A. except that Assignor warrants that Assignor owns one hundred percent (100%) of the outstanding ownership units of I.R.A., there being no other ownership units or other securities issued by I.R.A. or debt instruments convertible to ownership of I.R.A and Assignee will have all rights of control and management over I.R.A.  Assignee agrees that all assets of I.R.A. are included only to the extent owned by I.R.A. and owned by I.R.A. “as is” and “where is” subject to all security assignments, pledges and hypothecations disclosed on Schedule A.

EXECUTED this 9th day of October, 2007.

ASSIGNOR:

/s/ D. GLEN KENNEDY
D. GLEN KENNEDY

Schedule A.

Description of Field Assets	Lien holder if any	Approximate balance due, if any
Winch truck	n/a	All title and serial #s
trailer	n/a	At office
welder	n/a
Butt welder	n/a	I don’t know where it is
Office Assets	Lien holder if any	Approximate balance due, if any
50,000 cash bond	TRRC	none
Lateral File Cabinets	n/a
OKI Color Printer	n/a